EXHIBIT 4

AMC ENTERTAINMENT INC.,

Issuer

and

HSBC BANK USA,

as Trustee

FIRST SUPPLEMENTAL INDENTURE,

Dated as of March 29, 2002

to

INDENTURE

Dated as of January 27, 1999

$325,000,000

9 1/2% Senior Subordinated Notes Due 2011

This FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture") to the Indenture, dated as of January 27, 1999, between the Company and the The Bank of New York, a New York banking corporation, as Trustee (the "Indenture"), is made and entered into as of March 29, 2002 by and between AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), and HSBC BANK USA, a New York banking corporation and trust company, as successor Trustee (the "Trustee").

WHEREAS, the Indenture provides for the issuance by the Company of its 9 1/2% Senior Subordinated Notes due 2011 in the aggregate principal amount of $325,000,000 (the "Securities"); and

WHEREAS, Securities in the aggregate principal amount of $225,000,000 have been issued pursuant to the Indenture, all of which were originally issued as Rule 144A Securities and appropriately restricted as required by the Securities Act; and

WHEREAS, as permitted by subsequent registration actions of the Company, all of such Rule 144A Securities have since been exchanged for Exchange Securities which, absent extenuating circumstances, may be offered for resale, resold or otherwise transferred by the Holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act; and

WHEREAS, the Indenture authorizes the issuance of an additional $100,000,000 of Securities by the Company, but also anticipated that these additional Initial Securities would be issued as Rule 144A Securities; and

WHEREAS, pursuant to a Modified First Amended Joint Plan of Reorganization of Debtors and Official Committee of Unsecured Creditors for GC Companies, Inc., and its Jointly Administered Subsidiaries, which is a Chapter 11 Plan of Reorganization styled In re GC Companies, Inc., et al., Debtors, Case Nos. 003897-003927 (EIK), and is pending before the U.S. Bankruptcy Court for the District of Delaware, the Company will acquire GC Companies, Inc., a Delaware corporation ("Debtor"), and certain of its subsidiaries and other interests; and

WHEREAS, the Company, pursuant to the Plan (as defined in Section 2 below) and as a successor to Debtor, desires to issue Securities to certain Class 4 and Class 5 claimants as defined in and categorized under the Plan (the "GC Claimants") in exchange for the relinquishment by such GC Claimants of their respective claims against Debtor; and

WHEREAS, pursuant to Section 1145(a)(1) of the Bankruptcy Code, any Securities issued by the Company to the GC Claimants pursuant to the Plan are exempt from the registration requirements of the Securities Act; and

WHEREAS, because of this exemption, there is no necessity that the Securities to be issued to the GC Claimants be issued as Rule 144A Securities as anticipated by the Indenture; and

WHEREAS, to cure this omission and defect, it is necessary that the Indenture be amended to provide for the issuance of Securities to the GC Debtors without the constraints of Rule 144A Securities; and

WHEREAS, such amendment will not prejudice or adversely affect the rights of the Trustee, any of the Holders of Securities, or any holder of Senior Indebtedness of the Company now outstanding; and

WHEREAS, the Company is subject to the periodic reporting requirements of the Exchange Act, and has provided the GC Claimants with its current reports as well as the information required by the Bankruptcy Code regarding the Plan; and

WHEREAS, it is also desirable that the requirements of Section 2.01 of the Indenture regarding the terms of the Securities to be issued to the GC Claimants be addressed and the terms thereof established in this First Supplemental Indenture; and

WHEREAS, the execution and delivery of this First Supplemental Indenture have been authorized by resolutions of the Board of Directors of the Company, and the Company will give notice of this First Supplemental Indenture to Securityholders as required by Section 9.02 of the Indenture; and

WHEREAS, the Company and the Trustee each desire to execute this First Supplemental Indenture to accomplish the objectives set forth above, and upon their execution and delivery hereof, all requirements and conditions necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms shall have been performed and fulfilled;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of all of the Holders of Securities, as follows:

Section 1. Definitions in Indenture. All capitalized terms not otherwise defined in this First Supplemental Indenture shall have the meanings set forth in the Indenture, including the Appendix and Exhibits thereto.

Section 2. Amendments to Indenture. The following Sections of the Indenture are hereby amended and, for convenience only, the amended portion of such Sections have been underlined:

Section 1.01 of the Indenture, "Definitions," is hereby amended to include the following:

"Plan" means the Modified First Amended Joint Plan of Reorganization of Debtors and Official Committee of Unsecured Creditors for GC Companies, Inc., and its Jointly Administered Subsidiaries, a Chapter 11 Plan of Reorganization styled In re GC Companies, Inc., et al., Debtors, Case Nos. 003897-003927 (EIK) and pending before the U.S. Bankruptcy Court for the District of Delaware, as it may be amended from time to time.

Section 2.02 of the Indenture, "Form and Dating," is hereby amended to provide in its entirety as follows:

SECTION 2.02 Form and Dating. Provisions relating to the Initial Securities of each series, the Private Exchange Series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture, or, if such Initial Securities are issued pursuant to the Plan, they and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Exchange Securities, the Private Exchange Series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

Section 2.1 of Appendix A of the Indenture, "Form and Dating," is hereby amended to provide in its entirety as follows:

The Initial Securities will be offered and sold by the Company from time to time, pursuant to one or more Purchase Agreements, or will be issued by the Company pursuant to and distributed by or on behalf of the Company pursuant to and in accordance with the Plan. Unless registered under the Securities Act or issued by the Company pursuant to the Plan, the Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfers set forth herein.

Subsection 2.3(c)(iv) of Appendix A of the Indenture, "Legend," is hereby amended to provide in its entirety as follows:

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without restrictive legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the effective date of the Plan and the completion of the deliveries contemplated thereunder, Securities without restrictive legends will be available to Holders or beneficial owners that acquire such Initial Securities pursuant to the Plan. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

Section 3. Establishment of Terms of New Series of Initial Securities. Pursuant to Section 2.01 of the Indenture, the terms of a new series of Initial Securities are established as follows:

(a) such Securities shall be issued as part of a new series denominated "Series 2002-A";

(b) such Securities shall be issued in the aggregate principal amount of $72,880,000;

(c) the issue price of such Securities shall be their face amount;

(d) the issue date of such Securities and the date from which interest on such Securities shall accrue shall be March 29, 2002;

(e) such Securities shall be issued substantially in the form attached hereto as Exhibit A; and

(f) such Securities shall be issuable as Global Securities to be held by the Depositary or, if the Company pursuant to Section 2.4(a)(iii) of Appendix A of the Indenture so elects, in whole or in part as Definitive Securities.

Section 4. Indenture. Except as supplemented or amended hereby, the Indenture and Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. From and after the date hereof, the Indenture, as supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Securities.

Section 5. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 6. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

Section 7. Trustee Disclaimer. The Trustee accepts the supplement to the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions providing for compensation and indemnity and other rights of the Trustee, and defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner benefit the Trustee and define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture hereby supplemented. Except to the extent that they relate to action taken by the Trustee, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity, efficacy or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any supplement herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 8. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article 9 of the Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

AMC ENTERTAINMENT INC.

By: /s/ Peter C. Brown

Peter C. Brown

President and Chief Financial Officer

By: /s/ Craig R. Ramsey

Craig R. Ramsey

Senior Vice President,

Chief Financial Officer and

Chief Accounting Officer

ATTEST: /s/ Nancy L. Gallagher

Nancy L. Gallagher

Vice President and Secretary

HSBC BANK USA, as Trustee

By: /s/ Herawattee Alli

Name: Herawattee Alli

Title: Corporate Trust Officer

EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. R-1 $_______________

9 1/2% Senior Subordinated Note due 2011,

Series 2002-A

CUSIP No. 001669AN0

AMC Entertainment Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto on February 1, 2011.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

AMC ENTERTAINMENT INC.,

by

Name:

Title:

by

Name:

Title:

[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF

AUTHENTICATION

Dated:

HSBC BANK USA

as Trustee, certifies

that this is one of

the Securities referred

to in the Indenture.

By:_________________________

Authorized Signatory

[REVERSE SIDE OF SECURITY]

9 1/2% Senior Subordinated Note due 2011,

Series 2002-A

  Interest

  AMC Entertainment Inc., a Delaware corporation (such corporation, and its successors under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on February 1 and August 1 of each year in immediately available funds. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

  Method of Payment

  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

  Paying Agent and Registrar

  Initially, HSBC Bank USA, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

  Indenture

  The Company issued the Securities under an Indenture dated as of January 27, 1999, as amended by a First Supplemental Indenture dated as of March 29, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

  The Securities are senior subordinated unsecured obligations of the Company limited to $325,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its Wholly-Owned Subsidiaries. These limitations are subject to significant exceptions, and most would cease to be effective if the Securities attain Investment Grade Status.

  Optional Redemption

Except as set forth below, the Securities may not be redeemable prior to February 1, 2004. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after February 1 of the years set forth below:

Period Redemption

    Price

  104.750%
  101.583%

2006 101.583%

2007and thereafter 100.000%

  Sinking Fund

  The Securities are not subject to any sinking fund.

  Notice of Redemption

  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

  Subordination

  The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

  Repurchase of Securities at the Option of Holders upon Change of Control

  Upon a Change of Control, the Company will be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase all or any part of the Securities of each Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

  Denominations; Transfer; Exchange

  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

  Persons Deemed Owners

  The registered Holder of this Security may be treated as the owner of it for all purposes.

  Unclaimed Money

  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

  Discharge and Defeasance

  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

  Amendment, Waiver

  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article Five of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

  Defaults and Remedies

  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

  Trustee Dealings with the Company

  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

  No Recourse Against Others

  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

  Authentication

  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

  Abbreviations

  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

  Governing Law

  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee' name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ____________________ Your Signature:

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.11 (Change of Control) of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount:

$

Date: ______________________ Your Signature:

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this global Security is $____________. The following increases or decreases in this Global Security have been made:

Date of Exchange Amount of decrease Amount of increase Principal amount of Signature of in Principal Amount in Principal Amount this Global Security authorized signatory of this Global of this Global following such of Trustee or

Security Security decrease or increase Securities Custodian